Board of Directors
U.S. Geothermal, In.
Boise, ID

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (No. 333-144829) on Form S-1/A, Registration Statement (No. 333-141262) on Form S-8 and Registration Statement (No. 333-151858) on Form S-3 of our report dated June 9, 2008 on the financial statements of U.S. Geothermal, Inc. as of March 31, 2008 and the period then ended.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

July 7, 2008